As filed with the Securities and Exchange Commission on February 7, 2018

Registration No. 333-222810

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN MIDSTREAM PARTNERS, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-0855785
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas 77042 (346) 241-3400	Christopher B. Dial 2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas 77042 (346) 241-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies To:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

1221 McKinney Street, 37th Floor

Houston, Texas 77010

(346) 718-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed for the purpose of filing an updated Exhibit 8.1 to the Registration Statement (File No. 333-222810). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 14, 15, 16 or 17 of Part II of this Registration Statement.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

SEC Registration Fee		$249,000
Legal Fees and Expenses	$	*
Accountants’ Fees and Expenses	$	*
Transfer Agent and Registrar’s Fees and Expenses	$	*
Printing and Engraving Expenses	$	*
Miscellaneous	$	*

TOTAL		$249,000

*	These fees are calculated based on the number of issuances and amount of securities to be offered, and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers.

Section 7.7(a) of the AMID Partnership Agreement, provides that American Midstream Partners, LP (“AMID”) will, to the fullest extent permitted by law but subject to the limitations expressly provided in the AMID Partnership Agreement, indemnify and hold harmless the following persons (together, the “Indemnitees”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity:

•	American Midstream GP, LLC (“AMID GP”);

•	any departing general partner of AMID;

•	any person who is or was an affiliate of AMID GP or any departing general partner of AMID;

•	any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of AMID, AMID GP, any departing general partner of AMID, any person who is or was an affiliate of AMID GP or any departing general partner of AMID;

•	any person who is or was serving at the request of AMID GP, any departing general partner of AMID and any person who is or was an affiliate of AMID GP or any departing general partner of AMID as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to AMID or any of its subsidiaries; provided that a person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services;

•	any person who controls AMID GP any departing general partner of AMID; and

•	any person AMID GP designates as an Indemnitee for purposes of the AMID Partnership Agreement.

provided, that the Indemnitee shall not be indemnified and held harmless pursuant to the AMID Partnership Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to the AMID Partnership Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to Section 7.7 of the AMID Partnership Agreement shall be made only out of the assets of the AMID, it being agreed that the AMID GP shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to AMID to enable it to effectuate such indemnification.

Section 7.7(b) of the AMID Partnership Agreement states that to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) of the AMID Partnership Agreement in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by AMID prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification, the Indemnitee is not entitled to be indemnified upon receipt by the AMID of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7 of the AMID Partnership Agreement.

Section 7.7(d) of the AMID Partnership Agreement states that AMID may purchase and maintain insurance (or reimburse AMID GP or affiliates for the cost of), on behalf of AMID GP, its affiliates, the Indemnitees and such other persons as AMID GP shall determine, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with AMID’s activities or such person’s activities on behalf of AMID, regardless of whether AMID would have the power to indemnify such person against such liability under the provisions of the AMID Partnership Agreement.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

ITEM 16.	Exhibits.

(a) The following is a list of exhibits filed as part of this Amendment No. 1 to the Registration Statement.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	Certificate of Limited Partnership of American Midstream Partners, LP (filed as Exhibit 3.1 to the Registration Statement on Form S-1 (Commission File No. 333-173191) filed on March 31, 2011).

3.2**	Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated April 25, 2016 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on April 29, 2016).

3.3**	Amendment No. 1 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, effective May 1, 2016 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on June 22, 2016).

Exhibit No.	Description

3.4**	Amendment No. 2 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated October 31, 2016 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on November 4, 2016).

3.5**	Amendment No. 3 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated March 8, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on March 8, 2017).

3.6**	Composite Agreement of Limited Partnership of American Midstream Partners, LP (filed as Exhibit 3.19 to the Annual Report on Form 10-K (Commission File No. 001-35257) filed on March 28, 2017).

3.7**	Amendment No. 4 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated May 25, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on May 31, 2017).

3.8**	Amendment No. 5 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated June 30, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on July 14, 2017).

3.9**	Amendment No. 6 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated September 7, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on September 11, 2017).

3.10**	Amendment No. 7 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated October 26, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on October 30, 2017).

3.11**	Amendment No. 8 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated January 25, 2018 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on January 31, 2018).

3.12**	Certificate of Formation of American Midstream GP, LLC (filed as Exhibit 3.4 to the Registration Statement on Form S-1 (Commission File No. 333-173191) filed on March 31, 2011).

3.13**	Fourth Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on August 15, 2017).

5.1**	Opinion of Gibson, Dunn & Crutcher LLP, as to the legality of the securities being registered.

8.1***	Opinion of Gibson, Dunn & Crutcher LLP, relating to tax matters.

12.1**	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Unit Distributions.

23.1**	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP.

23.2**	Consent of Independent Registered Public Accounting Firm—BDO USA, LLP.

23.3**	Consent of Independent Registered Public Accounting Firm—BDO USA, LLP.

23.4**	Consent of Independent Registered Public Accounting Firm—BDO USA, LLP.

23.5**	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP.

23.6**	Consent of Independent Auditors—Ernst & Young LLP.

23.7**	Consent of Independent Auditors—Deloitte & Touche LLP.

Exhibit No.	Description

23.8**	Consent of Independent Auditors—Ernst & Young LLP.

23.9**	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP.

23.10**	Consent of Independent Auditors—Ernst & Young LLP.

23.11**	Consent of Independent Auditors—BDO USA, LLP.

23.12**	Consent of Independent Auditors—Ernst & Young LLP.

23.13**	Consent of Independent Auditors—Deloitte & Touche LLP.

23.14**	Consent of Independent Registered Public Accounting Firm—Deloitte & Touche LLP.

23.15**	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits 5.1 and 8.1).

24.1**	Powers of Attorney (included in the signature pages to this registration statement).

*	To be filed by amendment or Current Report on Form 8-K for a specific offering.
**	Previously filed.
***	Filed herewith.

(b) Financial Statement Schedules.

Not Applicable.

ITEM 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 7, 2018.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities, which are with American Midstream GP, LLC, the general partner of American Midstream Partners, LP, on February 7, 2018.

Signature	Title

* Lynn L. Bourdon III	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Eric T. Kalamaras Eric T. Kalamaras	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Michael Croney	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

* Stephen W. Bergstrom	Director

* John F. Erhard	Director

* Peter A. Fasullo	Director

* Donald R. Kendall, Jr.	Director

* Daniel R. Revers	Director

* Joseph W. Sutton	Director

* Lucius H. Taylor	Director

* Gerald A. Tywoniuk	Director

*	Eric T. Kalamaras hereby signs this Amendment No. 1 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact pursuant to the powers of attorney previously included with the Registration Statement on Form S-3 of American Midstream Partners, LP filed on January 31, 2018 with the Securities and Exchange Commission.

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Attorney-in-fact